Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 29TH ANNUAL RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

CHESAPEAKE, Va. – February 29, 2008 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 29th Annual Raymond James Institutional Investors  Conference, being held on March 2 – 5, at The Hyatt Regency Grand Cypress  Hotel in Orlando, Florida.  Dollar Tree’s presentation is scheduled for Wednesday, March 5, at approximately 8:40 am EST.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Raymond James conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight March 11, 2008.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com

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